UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2019 (July 1, 2019)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2019, Terra Tech Corp. (the “Company”) entered into Independent Director Agreements (the “Director Agreements”) with Steven J. Ross and Alan Gladstone.

Pursuant to the Director Agreements, the Company agreed to pay each of Mr. Ross and Mr. Gladstone $12,500 per month for a period of three years beginning on July 1, 2019. The cash compensation includes $10,000 per month for service as a Director and $2,500 per month for service as the Chairperson of one or more board committees. The Company also issued to each of Mr. Ross and Mr. Gladstone 86,805 restricted shares of the Company’s common stock (“Common Stock”), all of which vested on the date of appointment, and an option to purchase an additional 86,805 shares of Common Stock with an exercise price of the closing price of the Common Stock on the date of the Director Agreements, which vest over a three-year period. In addition, a stock option and stock issuance of equivalent value are to be issued at the one year and two-year anniversary dates of the Director Agreements.

The Company may terminate either Director Agreement with or without cause at anytime upon ninety days written notice. Other than in the event of termination with cause, the Company shall be obligated to pay to each of Mr. Ross and Mr. Gladstone the remaining compensation for the term of the Director Agreement and expenses due up to the date of the termination. Furthermore, Mr. Ross’s and Mr. Gladstone’s outstanding and unvested stock options will accelerate and become vested, and the restrictions applicable to any outstanding restricted stock awards(s) will lapse and become vested in the event of termination or a change in control.

Additionally, on July 1, 2019, the Company entered into employment agreements (“Employment Agreements”) with each of its’ Executive Officers.

The Employment Agreement entered into with the Company’s Chief Executive Officer, Derek Peterson (the “Peterson Agreement”), is for a term of three years and beginning on the third anniversary of signing shall be automatically extended for successive one (1) year periods, unless the Company or Mr. Peterson provides the other at least ninety (90) days prior written notice before the next renewal term, that the term shall not be extended. Mr. Peterson’s base salary shall be Three Hundred Nine Thousand Dollars ($309,000) and he shall also be eligible for a performance bonus equal to 100% of his base salary (“Peterson Target Performance Bonus”). The Peterson Target Performance Bonus shall be based on performance and achievement of Company goals and objectives as defined by the Board of Directors or Compensation Committee and may be greater or less than the Peterson Target Performance Bonus.

The Employment Agreement entered into with the Company’s President & Chief Operating Officer, Michael Nahass (the “Nahass Agreement”), is for a term of three years and beginning on the third anniversary of signing shall be automatically extended for successive one (1) year periods, unless the Company or Mr. Nahass provides the other at least ninety (90) days prior written notice before the next renewal term, that the term shall not be extended. Mr. Nahass’ base salary shall be Two Hundred Eighty-Three Thousand Two Hundred Fifty Dollars ($283,250) and he shall also be eligible for a performance bonus equal to 100% of his base salary (“Nahass Target Performance Bonus”). The Nahass Target Performance Bonus shall be based on performance and achievement of Company goals and objectives as defined by the Board of Directors or Compensation Committee and may be greater or less than the Nahass Target Performance Bonus.

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In the event of termination by the Company without cause or by Mr. Peterson or Mr. Nahass for good reason or in the event of a change of control (“Qualified Termination”), Mr. Peterson and Mr. Nahass shall be eligible for the following severance benefits (“Severance Benefits”); (i) the greater of (i) the remaining compensation during the initial term of the James Agreement or (ii) an amount equal to two (2) times their then current annual base salary, paid in equal installments over a two (2) month period beginning with the first normal payroll period after the effective date of the Qualified Termination, less any taxes and withholding as may be necessary pursuant to law; and (ii) a number of shares of the Common Stock (or the common stock of a successor company following a change of control) with an aggregate value of Two Million Dollars ($2,000,000) (the “Stock Severance”) calculated by dividing (a) $2,000,000 by (b) the Fair Market Value (as defined in the Company’s 2018 Equity Incentive Plan (the “Plan”)) of a share of the Company’s common stock on the date of termination of employment. Notwithstanding the foregoing, Mr. Peterson and Mr. Nahass shall not be entitled to the Stock Severance if the total market capitalization of the Company (defined as the number of outstanding shares multiplied by the Fair Market Value of a share of common stock) on the date of termination of employment is less than $65 million.

The Employment Agreement entered into with the Company’s Chief Financial Officer, Michael James (the “James Agreement”), is for a term of three years and beginning on the third anniversary of signing shall be automatically extended for successive one (1) year periods, unless the Company or Mr. James provides the other at least ninety (90) days prior written notice before the next renewal term, that the term shall not be extended. Mr. James’ base salary shall be Two Hundred Fifty-Seven Thousand Five Hundred Dollars ($257,500) and he shall also be eligible for a performance bonus equal to 60% of his base salary (“James Target Performance Bonus”). The James Target Performance Bonus shall be based on performance and achievement of Company goals and objectives as defined by the Board of Directors or Compensation Committee and may be greater or less than the James Target Performance Bonus.

In the event of a Qualified Termination, Mr. James shall be eligible for the following Severance Benefits; (i) the greater of (i) the remaining compensation during the initial term of the James Agreement or (ii) two (2) times Mr. James’ then current annual base salary, paid in equal installments over a two (2) month period beginning with the first normal payroll period after the effective date of the Qualified Termination, less any taxes and withholding as may be necessary pursuant to law; and (ii) a number of shares of the Common Stock (or the common stock of a successor company following a change of control) with an aggregate value of One Million Two hundred Thousand Dollars ($1,200,000) (the “Stock Severance”) calculated by dividing (a) $1,200,000 by (b) the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on the date of termination of employment. Notwithstanding the foregoing, Mr. James shall not be entitled to the Stock Severance if the total market capitalization of the Company (defined as the number of outstanding shares multiplied by the Fair Market Value of a share of common stock) on the date of termination of employment is less than $65 million.

The foregoing descriptions of the Director Agreements and the Employment Agreements are qualified in their entirety by reference to the full text of such agreement, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 1.01 is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Independent Director Agreement between Terra Tech Corp. and Alan Gladstone dated July 1, 2019
10.2	Independent Director Agreement between Terra Tech Corp. and Steven J. Ross dated July 1, 2019
10.3	Executive Employment Agreement between Terra Tech Corp. and Derek Peterson dated July 1, 2019
10.4	Executive Employment Agreement between Terra Tech Corp. and Michael Nahass dated July 1, 2019
10.5	Executive Employment Agreement between Terra Tech Corp. and Michael James dated July 1, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: July 5, 2019	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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